SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant |X|
Filed by a Party other than the Registrant
Check the appropriate box:

[  ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement [ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12.

                              Hurco Companies, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  Roger J. Wolf
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
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         ......................................................................
     2) Aggregate number of securities to which transaction applies:
         ......................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ......................................................................
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         ......................................................................
     5) Total fee paid:
         ......................................................................

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:...............................................
     2)  Form Schedule or Registration Statement No.:..........................
     3)  Filing Party:.........................................................
     4)  Date Filed:...........................................................

                              HURCO COMPANIES, INC.

                               ONE TECHNOLOGY WAY
                                 P.O. BOX 68180
                           INDIANAPOLIS, INDIANA 46268
                                 (317) 293-5309

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 26, 1999


To Our Shareholders:

The 1999 Annual Meeting of Shareholders of Hurco Companies, Inc., will be held at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, 46268 at 10:00 a.m. CDT, 11:00 a.m. EDT, on Wednesday, May 26, 1999, for the following purposes:

         1. To elect seven directors to serve until the next annual meeting or until their successors are duly elected and qualified.

         2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

If you do not expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

Only shareholders of record as of the close of business on March 26, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                        By order of the Board of Directors,


                                             Roger J. Wolf, Secretary

April 5, 1999
Indianapolis, Indiana

                             YOUR VOTE IS IMPORTANT
                     Even if you plan to attend the meeting,
                     we urge you to mark, sign and date the
                      enclosed proxy and return it promptly
                            in the enclosed envelope.

                              HURCO COMPANIES, INC.
                               One Technology Way
                                 P. O. Box 68180
                           Indianapolis, Indiana 46268

                         Annual Meeting of Shareholders
                                  May 26, 1999
------------------------------------------------------------------------------

                                 PROXY STATEMENT
------------------------------------------------------------------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished to the holders (the "Shareholders") of common stock of Hurco Companies, Inc. ("Hurco" or the "Company") in connection with the solicitation of proxies by the Board of Directors for the 1999 Annual Meeting of Shareholders to be held at 10:00 a.m. CDT, 11:00 a.m. EDT, on May 26, 1999 at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to the Shareholders on or about April 5, 1999. Proxies are being solicited principally by mail. Directors, officers and regular employees of Hurco may also solicit proxies personally by telephone, telegraph or otherwise. All expenses incident to the preparation and mailing to the Shareholders of the Notice, Proxy Statement and form of Proxy will be paid by Hurco.

Shareholders of record as of the close of business on March 26, 1999, are entitled to notice of and vote at the Annual Meeting or any adjournments thereof. On such record date, Hurco had 6,595,611 shares of common stock outstanding and entitled to vote. Each share will be entitled to one vote with respect to each matter submitted to a vote. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.

If the enclosed form of proxy is executed and returned, it may be revoked at any time before it is voted by giving written notice to the Secretary of the Company. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

A proxy, if returned properly executed and not subsequently revoked, will be voted in accordance with the instructions of the shareholder in the proxy. If no instructions are given, the proxy will be voted for the election of the Board of Directors' nominees named in this Proxy Statement. Directors will be elected by a plurality of the votes cast. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owners. Shares that are not voted with respect to a specific proposal will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither the non-voting of shares nor abstentions will affect the election of directors.

                              ELECTION OF DIRECTORS


The Board of Directors has nominated seven persons for election as directors. All nominees are currently directors. Each director will serve for a term of one year, which expires at the next Annual Meeting of Shareholders of the Company when his successor has been elected. The seven nominees are: Hendrik
J. Hartong, Jr., Andrew L. Lewis IV, Brian D. McLaughlin, E. Keith Moore, Richard T. Niner, O. Curtis Noel and Charles E. Mitchell Rentschler. Unless authority is specifically withheld, the shares represented by the enclosed form of proxy will be voted in favor of these nominees.

If any of these nominees becomes unable to accept election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors knows of no reason why any of the nominees would be unable to accept election.


The following information sets forth the name of each director, his age, tenure as a director, principal occupation and business experience for the last five years:

                                                            Served as a
Name                                  Age                 Director since
Hendrik J. Hartong, Jr. (1,3,4)       60                       1986

Andrew L. Lewis IV (2)                42                       1988

Brian D. McLaughlin (1)               56                       1987

E. Keith Moore                        76                       1990

Richard T. Niner (1,2,4)              59                       1986

O. Curtis Noel (3,4)                  63                       1993

Charles E. Mitchell Rentschler (2,3)  59                       1986


Hendrik J. Hartong, Jr. is a general partner of Brynwood Management III, L.P., the general partner of Brynwood Partners III, L.P. Mr. Hartong is also a general partner of Brynwood Management II, L.P., the general partner of Brynwood Partners II, L.P., and until December 31, 1998, was a general partner of Brynwood Management, the general partner of Brynwood Partners Limited Partnership (Brynwood I). Mr. Hartong has served as a director of Lincoln Snacks since June, 1998. Mr. Hartong has also served as a director and Chairman of the Board of Air Express International Corporation since 1985.

Andrew L. Lewis IV has served as Chief  Executive  Officer of KRR Partners,
L.P. since July 1993. Mr. Lewis was a consultant for USPCI of Pennsylvania, Inc. from 1991 to 1993. Mr. Lewis is also a director of Air Express International Corporation.

Brian D. McLaughlin has been President and Chief Executive Officer of the Company since December, 1987.

E. Keith Moore has served as President of Hurco International, Inc., a subsidiary of the Company, since April 1988. Mr. Moore is also a director of Met-Coil Systems Corporation.

Richard T. Niner was elected Chairman of the Board of Directors on March 9, 1999. Mr. Niner is a general partner of Wind River
Associates. Mr. Niner is also a general partner of Brynwood Management II, L.P., the general partner of Brynwood Partners II, L.P., and until December 31, 1998, was a general partner of Brynwood Management, the general partner of Brynwood Partners Limited Partnership (Brynwood I). Mr. Niner is also a director of Air Express International Corporation, Arrow International, Inc. and Case, Pomeroy & Company, Inc.

O. Curtis Noel has been an independent business consultant for more than ten years specializing in market and industry studies, competitive analysis and corporate development programs with clients in the U.S. and abroad.

Charles E. Mitchell Rentschler has served as President and Chief Executive Officer of The Hamilton Foundry & Machine Co. since 1985.


(1)      Member of Executive Committee
(2)      Member of Audit Committee
(3)      Member of Compensation Committee
(4)      Member of Nominating Committee


The Board of Directors recommends a vote FOR each of the nominees listed above.

Board Meetings and Committees

During the last fiscal year, the Board of Directors held five meetings. All of the current directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served.

The Board has an Executive Committee which held two meetings during the last fiscal year. The Executive Committee may exercise all of the authority of the Board of Directors with respect to the general operations of Hurco between meetings of the Board.

The Board has a Compensation Committee which held one meeting during the last fiscal year. The Compensation Committee reviews and recommends to the Board the compensation of the officers and managers of Hurco and guidelines for the general wage structure of the entire workforce. The Compensation Committee also oversees the administration of the Company's employee benefit plans. The report of the Compensation Committee regarding executive compensation is included on page 8 of this Proxy Statement.

The Board also has an Audit Committee which held five meetings during the last fiscal year. The Audit Committee has the authority to oversee the Company's accounting and financial reporting activities, and meets with the Company's independent accountants and Chief Financial Officer to review the scope, cost and results of the annual audit and to review internal accounting controls, policies and procedures. The Board of Directors selects the independent accountants of Hurco upon the recommendation of the Audit Committee. See INDEPENDENT ACCOUNTANTS on page 12.

The Board of Directors has a Nominating Committee which held one meeting during the last fiscal year. The Nominating Committee reviews the structure and composition of the Board of Directors and considers the qualifications of and recommends all nominees for directors. The Nominating Committee will consider candidates whose names are submitted in writing by shareholders. Shareholders who wish to nominate persons for election as directors must comply with the advance notice and eligibility requirements contained in Article II, Section 10, of the Company's By-laws, a copy of which is available upon request. Such requests and any nominations should be addressed to the Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268.

The members of these Committees are identified in the table on page 2.

Compensation of Directors

Each director who is not a full-time employee of the Company received a fee of $1,000 for each meeting of the Board of Directors attended during fiscal 1998 and the first quarter of fiscal 1999, and will receive $1,500 per meeting attended effective February 1, 1999. Each such director also received $5,000 per fiscal quarter. Directors are also entitled to receive reimbursement for travel and other expenses incurred in attending such meetings. Mr. Niner received annual compensation of $72,000 for his services as Chairman of the Executive Committee of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file reports of ownership with the Securities and Exchange Commission and Nasdaq. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, the Company believes that, during its fiscal year ending October 31, 1998, its officers, directors and greater than 10% beneficial owners complied with all filing requirements under Section 16(a).

EXECUTIVE COMPENSATION


Summary Compensation

The following table sets forth all compensation paid or accrued during each of the last three fiscal years to the Chief Executive Officer and each of the other four executive officers of the Company (the Named Executive Officers) whose salary and bonus exceeded $100,000 during fiscal 1998.

                           Summary Compensation Table
                                                           Long-Term   All Other
                                 Annual Compensation      Compensation   Compen-
Name and           Fiscal Salary Bonus Other Annual Securities Underlying sation
Principal Position  Year   ($)  ($) (1)Compensation($)     Options (2)  ($) (3)
------------------ ------ ------ ----- --------------    -----------   --------

Brian D. McLaughlin 1998 $258,077 $75,000     --               --       $52,206
President and CEO   1997  250,000 125,000     --               --        51,726
                    1996  238,133  80,000     --             15,000       3,325

Roger J. Wolf       1998  160,039  50,000     --               --        48,064
Sr. VP, Secretary   1997  156,000  60,000     --               --        47,086
Treasurer and CFO   1996  148,500  75,000     --              3,000       2,880

James D. Fabris     1998  156,154  65,000     --               --        24,054
Executive Vice      1997  140,000  60,000     --               --        23,504
President -
Operations          1996  122,500  50,000     --             10,000       3,199

Richard Blake       1998  128,124  40,000     --               --         1,791
V.P. of the Company
and                 1997  108,550  41,750     --               --         4,633
President Hurco
Machine             1996   87,373  46,311     --             15,000       3,841
Tool Products Division

David E. Platts     1998  104,038  10,000     --               --        15,436
Vice President of   1997  100,000  45,000     --               --        13,153
Research &
Development         1996   93,917  20,000     --              5,000        --
---------------------------

(1)    Represents cash bonuses earned and paid in the subsequent year.
(2) Represents shares of common stock underlying grants of options made during the year. The Company has not granted any Stock Appreciation Rights (SARs).
(3) Represents the Company's contribution to defined contribution plans and split dollar life insurance premiums. Under the terms of Split-Dollar Life Insurance Agreements, the Company pays all of the premiums and will be repaid the premiums from the policies' cash surrender value when the policies are terminated in accordance with the provisions of the agreements.

                          Defined Contribution Plan    Company paid Split-Dollar
Name                           Company Match            Life Insurance Premiums

Brian D. McLaughlin                $4,800                       $49,406
Roger J. Wolf                       5,299                        42,765
James D. Fabris                     4,870                        19,184
Richard Blake                       1,791                           --
David E. Platts                     3,222                        12,214


Stock Options

The Company did not grant any options during fiscal 1998 to any of the Named Executive Officers. The following table sets forth information related to options exercised during fiscal 1998 and options held at fiscal year-end by the Named Executive Officers. The Company does not have any outstanding SARs.

  Aggregated Option Exercises in Fiscal 1998 and Year-End Option Values

                                                                  Value of
                                           Number of            Unexercised
                     Shares           Securities Underlying     In-the-Money
                    Acquired           Unexercised Options        Options
                       on      Value      at FY-End (#)       at FY-End ($) (1)
                    Exercise  Realized    Exer-   Unexer-     Exer-    Unexer-
Name                   (#)      ($)      cisable  cisable   cisable    cisable
----               ---------  ---------  -------  -------   -------    -------

Brian D. McLaughlin    --        --      121,666   3,334   $277,543     $3,127
Roger J. Wolf          --        --       49,000   1,000     57,761        938
James D. Fabris        --        --       29,400  10,600     97,627     20,018
Richard Blake          --        --       13,800   7,200     30,416      7,527
David E. Platts        --        --       23,000   7,000     74,074     11,566
-----------------------------------------

(1) Value is calculated based on the closing market price of the common stock on October 31, 1998 ($6.063) less the option exercise price.

Compensation Committee Interlocks and Insider Participation

During fiscal 1998 the members of the Compensation Committee were Hendrik J. Hartong, Jr., O. Curtis Noel and Charles E. Mitchell Rentschler. None of the Committee members is a current or former officer or employee of the Company or any of its subsidiaries.


Employment Contracts

Brian D. McLaughlin entered into an employment contract on December 14, 1987. The contract term is month-to-month. Mr. McLaughlin's salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. As part of that contract, Mr. McLaughlin is entitled to 12 months' salary if his employment is terminated for any reason other than gross misconduct.

Roger J. Wolf entered into an employment contract on January 8, 1993. The contract term is unspecified. Mr. Wolf's salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. As part of that contract, Mr. Wolf is entitled to 12 months' salary if his employment is terminated without just cause.

James D. Fabris entered into an employment contract on November 18, 1997. The contract term is unspecified. Mr. Fabris' salary and bonus arrangement are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. As part of the contract, Mr. Fabris is entitled to 12 months' salary if his employment is terminated for any reason other than gross misconduct.

Richard Blake entered into an employment contract on January 1, 1998. The contract term is thirty-six months and shall continue month-to-month thereafter. Mr. Blake's salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. As part of the contract, Mr. Blake is entitled to 12 months' salary if his employment is terminated for any reason other than gross misconduct.

                   BOARD OF DIRECTORS' COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION


The Compensation Committee of the Board of Directors establishes policies relating to the compensation arrangements of the Chief Executive Officer and all other executive officers and oversees the administration of the Company's employee benefit plans. All decisions of the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

Compensation Policy

The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policy integrates annual base compensation with incentive compensation plans based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Annual cash compensation, together with stock option incentives, are designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

Stock options are granted from time to time to key employees, based primarily on such person's potential contribution to the Company's growth and profitability. The Compensation Committee feels that stock options are an effective incentive for managers to create value for shareholders since the value of an option bears a direct relationship to the Company's stock price. The Compensation Committee believes that linking compensation for the Chief Executive Officer and all other executive officers to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately.

Fiscal 1998 Executive Compensation

For fiscal 1998,  the  Company's  compensation  program for the Chief  Executive
Officer and all other executive officers consisted of (i) base salary; (ii) bonus awards based upon the performance measurements described above; and (iii) stock option awards. During fiscal year 1998, the annual compensation of the Chief Executive Officer included base salary, which was increased from fiscal 1997 for a cost-of-living adjustment, and a bonus based on the performance of the Company for the fiscal year. In evaluating fiscal 1998 performance, the Committee considered the results of the Company's patent licensing program, as well as other corporate performance criteria, in determining the bonus of the Chief Executive Officer and certain executive officers. The Committee believes that compensation levels for the Chief Executive Officer and all other executive officers and key employees during fiscal 1998 adequately reflect the Company's compensation goals and policies.


                                              Hendrik J. Hartong, Jr.
                                              O. Curtis Noel
                                              Charles E. Mitchell Rentschler

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 1, 1999, regarding beneficial ownership of the Company's common stock by each director and Named Executive Officer, by all directors and executive officers as a group, and by certain other beneficial owners of more than 5% of the common stock. Each such person has sole voting and investment power with respect to such securities, except as otherwise noted.
                                                      Shares Beneficially Owned
Name and Address                                        Number         Percent
                              Other Beneficial Owners
Wellington Management Co.                              646,900 (1)      10.9%
75 State Street
Boston, Massachusetts  02109

The Prudential Insurance Company
of America                                             489,364           8.2%
4 Gateway Center
Newark, New Jersey 07102

The TCW Group, Inc.                                    456,900 (2)       7.7%
865 South Figueroa Street
Los Angeles, California  90017

Brynwood Partners II L.P., et al                       405,715 (3)       6.5%
Two Soundview Avenue
Greenwich, Connecticut  06830

Wellington Trust Company, NA                           371,400 (4)       6.3%
75 State Street
Boston, Massachusetts  02109

FMR Corporation                                        379,028 (5)       6.3%
82 Devonshire Street
Boston, Massachusetts 02109


                         Directors and Executive Officers

Hendrik J. Hartong, Jr.                                330,913 (3,6)     5.6%
Andrew L. Lewis IV                                      24,875 (6)       0.4%
Brian D. McLaughlin                                    168,242 (7,8)     2.8%
E. Keith Moore                                          38,010 (9)       0.6%
Richard T. Niner                                       352,803 (3,6)     5.9%
O. Curtis Noel                                          10,000 (6)       0.2%
Charles E. Mitchell Rentschler                          35,000 (6,10)    0.6%
Roger J. Wolf                                           62,492 (11)      1.1%
James D. Fabris                                         29,900 (12)      0.5%
Richard Blake                                           13,800 (13)      0.2%
David E. Platts                                         26,700 (14)      0.5%
Executive officers and directors                       816,734 (15)     13.7%
as a group (12 persons)

(1) According to a Schedule 13G dated December 31, 1998, Wellington Management Co. has shared voting power for all shares.

(2) According to a Schedule 13-D dated December 31, 1998, the TCW Group, Inc. has shared voting power for all shares.

(3) According to an amended Schedule 13D dated January 25, 1999, Brynwood Partners II L.P. ("Brynwood II"), its general partner, Brynwood Management II, L.P. ("Brynwood Management II"), and the partners of Brynwood Management, Hendrik J. Hartong, Jr., and Richard T. Niner are the beneficial owners of the shares indicated in the table. Brynwood Management II has shared voting and dispositive power over 278,001 shares; Mr. Hartong has sole voting and dispositive power over 52,912 shares and shared voting and dispositive power over 278,001 shares; Mr. Niner has sole voting and dispositive power over 74,802 shares and shared voting and dispositive power over 278,001 shares.

(4) According to a Schedule 13G dated December 31, 1998, Wellington Trust Company has shared voting power for all shares.

(5) According to a Schedule 13G dated February 1, 1999, FMR Corporation has no voting power for any of the shares.

(6) Includes 10,000 shares subject to options that are exercisable within 60 days.

(7) Includes 121,666 subject to options held by Mr. McLaughlin that are exercisable within 60 days.

(8) Includes 10,976 shares owned by Mr. McLaughlin's wife and children, as to which he may be deemed to have beneficial ownership.

(9) Includes 11,000 shares subject to options that are exercisable within 60 days.

(10) Includes 6,000 shares owned by Mr. Rentschler's wife, as to which he may be deemed to have beneficial ownership.

(11) Includes 49,000 shares subject to options that are exercisable within 60 days.

(12) Includes 29,400 shares subject to options that are exercisable within 60 days.

(13) Includes 13,800 shares subject to options that are exercisable within 60 days.

(14) Includes 25,000 shares subject to options that are exercisable within 60 days.

(15) Includes 301,866 shares subject to options that are exercisable within 60 days.

                                PERFORMANCE GRAPH


The following graph illustrates the cumulative total shareholder return on Hurco common stock for the five-year period ended October 31, 1998, as compared to the NASDAQ stock market index for U.S. companies and to a peer group consisting of NASDAQ traded securities for U.S. companies in the same Standard Industrial Code
(SIC) group as Hurco (Industrial and Commercial Machining and Computer Equipment). The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of Hurco common stock.

                             INDEPENDENT ACCOUNTANTS

Arthur Andersen LLP served as the independent accountants to audit the financial statements of Hurco for the fiscal year ended October 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders. The Board of Directors expects to reappoint Arthur Andersen LLP as independent accountants to serve for the fiscal year ended October 31, 1999.


                              SHAREHOLDER PROPOSALS

The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2000 Annual Meeting of Shareholders is December 8, 1999.

In order to be considered at the 2000 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in Article II, Section 9 of the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any business to be brought by a shareholder before an annual shareholders' meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about the proposed business and the shareholder making the proposal. A copy of the Company's By-Laws is available upon request. Such requests and any shareholder proposals should be sent to Roger J. Wolf,
Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana, 46268, the principal executive offices of the Company.


                           ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the fiscal year ended October 31, 1998 with the Securities and Exchange Commission. Shareholders may obtain a copy of the Form 10-K by writing to Roger J. Wolf, Senior Vice-President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P. O. Box 68180, Indianapolis, Indiana 46268. A copy of the 10-K can also be obtained at hurco.com or SEC.gov.


                                 OTHER BUSINESS

The Board of Directors knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matters.